UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

Effective October 10, 2006, the Company (including certain of its subsidiaries) and its Lenders entered into a Third Amendment to its existing Credit Agreement. In general, this amendment modifies the existing Credit Agreement by (i) amending each of the Lenders' Aggregate Commitment and the Maximum Credit Amount from $235,000,000 to the maximum principal amount $275,000,000 and (ii) increasing the Borrowing Base from $300,000,000 to $375,000,000 until the next scheduled Determination Date. A loan facility fee of $60,000 was incurred with the execution of this amendment.

The foregoing description of the Third Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the Third Amendment to Credit Agreement, which is incorporated by reference into this item 1.01. Capitalized terms used and not otherwise defined herein have the meanings given them in the Credit Agreement and the Third Amendment to Credit Agreement.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

10.1	Third Amendment to Credit Agreement dated October 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: October 10, 2006	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No. Description.

10.1	Third Amendment to Credit Agreement dated October 10, 2006